SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.

                               FORM 8-K/A No. 1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934

             Amendment No. 1 to Form 8-K filed on April 15, 1997
             (Date of earliest event reported was April 1, 1997)

                         HANGER ORTHOPEDIC GROUP, INC.
      ------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

                 Delaware               1-10670         84-0904275
       ----------------------------   ------------    --------------
       (State or other jurisdiction   (Commission     (IRS Employer
           of incorporation)          File Number)    Identification
                                                         Number)


            7700 Old Georgetown Road, Bethesda, Maryland    20814
      ------------------------------------------------------------------
              (Address of principal executive offices)    (zip code)


      Registrant's telephone number, including area code: (301) 986-0701


     The undersigned registrant hereby amends the following items of its Current Report on Form 8-K filed on April 15, 1997, as set forth in the pages attached hereto:

            Items 7(a) and 7(b) - Historical Financial Statements
                                  and Pro Forma Financial Information

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             HANGER ORTHOPEDIC GROUP, INC.

Date: June 13, 1997                          By:/s/RICHARD A. STEIN
                                             -------------------
                                             Richard A. Stein
                                             Vice President-Finance,
                                              Secretary and Treasurer

     The Current Report of Hanger Orthopedic Group, Inc. (the "Company"), filed on April 15, 1997, reported the acquisition by the Company on April 1, 1997 of substantially all of the orthotic and prosthetic assets of ACOR Orthopaedic, Inc. ("Acor"), a company primarily engaged in providing orthotic and prosthetic patient care services in the central Ohio area and headquartered in Cleveland, Ohio. Items 7(a) and 7(b) of the report stated that the historical financial statements of ACOR required under Rule 3-05 of Regulation S-X and the pro forma financial information required under Article 11 of Regulation S-X would be filed no later than 60 days after the date by which the Form 8-K was required to be filed. The purpose of this amendment is to file such financial statements and information.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         The following lists the historical financial statements of ACOR attached hereto:

                                                                      Page
                                                                      ----
         Report of Independent Accountants. . . . . . . . . . . . . .   3

         Balance Sheets as of December 31, 1996 and 1995. . . . . . .   4

         Statements of Income for the years ended
           December 31, 1996 and 1995 . . . . . . . . . . . . . . . .   5

         Statements of Changes in Divisional Equity for
           the years ended December 31, 1996 and 1995 . . . . . . . .   6

         Statements of Cash Flows for the years ended
           December 31, 1996 and 1995 . . . . . . . . . . . . . . . .   7

         Notes to financial statements. . . . . . . . . . . . . . . .   8

         (b)  PRO FORMA FINANCIAL INFORMATION.

         The following lists the pro forma financial information attached hereto:

                                                                      Page
                                                                      ----
         Pro forma balance sheets dated March 31, 1997,
           and December 31, 1996. . . . . . . . . . . . . . . . . . .   13

         Pro forma statements of operations for the three
           months ended March 31, 1997 and the year ended
           December 31, 1996. . . . . . . . . . . . . . . . . . . . .   15

                   ACOR ORTHOPAEDIC, INC. - RETAIL DIVISION

                              REPORT ON AUDITS OF

                             FINANCIAL STATEMENTS

                              FOR THE YEARS ENDED

                          DECEMBER 31, 1996 AND 1995

 [LOGO:            ]                    | COOPERS & LYBRAND
 [Coopers & Lybrand]                    |
                                        | a professional services firm

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of

    ACOR Orthopaedic, Inc. - Retail Division:

We have audited the accompanying balance sheets of ACOR Orthopaedic, Inc. - Retail Division as of December 31, 1996 and 1995 and the related statements of income, changes in divisional equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACOR Orthopaedic, Inc. -
Retail Division as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/COOPERS & LYBRAND

2400 Eleven Penn Center
Philadelphia, Pennsylvania

April 18, 1997

Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.

                   ACOR ORTHOPAEDIC, INC. - RETAIL DIVISION

                                BALANCE SHEETS

                          DECEMBER 31, 1996 AND 1995


                     ASSETS
                                                               1996              1995
                                                               ----              ----
Current assets:
   Cash and cash equivalents                                $  153,393        $  586,219
   Accounts receivable, net of allowance for doubtful
     accounts of $28,000 and $32,000, respectively             852,716           737,857
   Inventories                                                 641,139           588,067
   Prepaid expenses                                             13,500             9,972
                                                            ----------        ----------

                                                             1,660,748         1,922,115
                                                            ----------        ----------
         Total current assets

Property, plant and equipment:
   Machinery and equipment                                      74,004            73,334
   Leasehold improvements                                       56,783            52,197
   Furniture and fixtures                                       42,909            40,267
                                                            ----------        ----------

                                                               173,696           165,798

Less: accumulated depreciation                                  96,594            84,328
                                                            ----------        ----------

         Net property, plant and equipment                      77,102            81,470

Deposits                                                         1,500               924
                                                            ----------        ----------


         Total assets                                       $1,739,350        $2,004,509
                                                            ==========        ==========

             LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:

   Accounts payable                                            160,265           160,630
   Accrued payroll and other                                    54,715            38,664
   Related party payable                                        37,000            83,000
                                                            ----------        ----------

         Total current liabilities                             251,980           282,294


Commitments and contingent liabilities

   Divisional equity                                         1,487,370         1,722,215
                                                            ----------        ----------

         Total liabilities and divisional equity            $1,739,350        $2,004,509
                                                            ==========        ==========


  The accompanying notes are an integral part of these financial statements

                   ACOR ORTHOPAEDIC, INC. - RETAIL DIVISION

                             STATEMENTS OF INCOME

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                               1996              1995
                                                               ----              ----

Net sales                                                   $5,231,514        $4,754,460
Cost of goods sold                                           1,758,246         1,624,301
                                                            ----------        ----------

         Gross profit                                        3,473,268         3,130,159
                                                            ----------        ----------

Operating expenses:
   Salaries and related expenses                             1,637,517         1,611,946
   Selling, general and administrative                         564,349           539,109
                                                            ----------        ----------

         Total operating expenses                            2,201,866         2,151,055
                                                            ----------        ----------

         Net income                                         $1,271,402        $  979,104
                                                            ==========        ==========


  The accompanying notes are an integral part of these financial statements

                   ACOR ORTHOPAEDIC, INC. - RETAIL DIVISION

                  STATEMENTS OF CHANGES IN DIVISIONAL EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

   Balance at December 31, 1994                             $ 1,347,303
     Net income                                                 979,104
                                                            ------------
   Cash distributions to owners                                (604,192)


   Balance at December 31, 1995                               1,722,215
     Net income                                               1,271,402


   Cash distributions to owners                              (1,506,247)
                                                            ------------

   Balance at December 31, 1996                             $ 1,487,370
                                                            ============

  The accompanying notes are an integral part of these financial statements

                   ACOR ORTHOPAEDIC, INC. - RETAIL DIVISION

                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                1996              1995
                                                                ----              ----
Cash flows from operating activities:
   Net income                                               $ 1,271,402       $   979,104
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                              12,266            15,347
       Provision (recovery) for bad debt                         (4,000)           10,000
       Changes in assets and liabilities:
          Accounts receivable                                  (110,859)          (25,207)
          Inventories                                           (53,072)          (35,167)
          Other assets                                           (4,104)           (2,396)
          Accounts payable and accrued expenses                  15,686            90,062
          Related party payable                                 (46,000)           23,000
                                                            ------------      ------------

              Net cash provided by operating activities       1,081,319         1,054,743
                                                            ------------      ------------

Cash flows from investing activities:
   Capital expenditures                                          (7,898)           (1,817)
                                                            ------------      ------------

              Net cash used in investing activities              (7,898)           (1,817)
                                                            ------------      ------------

Cash flows from financing activities:
   Cash distributions to owners                              (1,506,247)         (604,192)
                                                            ------------      ------------

              Net cash used in financing activities          (1,506,247)         (604,192)
                                                            ------------      ------------

Net change in cash and cash equivalents                        (432,826)          448,734
                                                            ------------      ------------

Cash and cash equivalents, beginning of year                    586,219           137,485
                                                            ------------      ------------

Cash and cash equivalents, end of year                      $   153,393       $   586,219
                                                            ------------      ------------

  The accompanying notes are an integral part of these financial statements

                   ACOR ORTHOPAEDIC, INC. - RETAIL DIVISION

                         NOTES TO FINANCIAL STATEMENTS

1.   BACKGROUND:

     ACOR Orthopaedic, Inc. - Retail Division (the "Company") is one of the leading retailers of orthopedic and prosthetic products in Cleveland, Ohio. Each of the three retail locations provide various products including orthopedic braces, orthotics, prosthetics, custom footwear and durable medical equipment. The Company is an operating division of ACOR Orthopaedic, Inc. (the "Corporation") and is not a separate legal entity.

     The financial statements for the Company as of December 31, 1996 and 1995 and for the years then ended have been prepared from books and records maintained by the Corporation. These financial statements reflect the financial position and results of operations of the Company at their historical bases, including allocations of certain costs by the Corporation. The Company's cash balance was determined using cash flow contributions less distributions. Certain income statement amounts were determined using estimates based on factors such as square footage utilized by the Company as compared to total square footage and divisional sales. These allocated costs, while reasonable under the circumstances, may not represent the cost of similar activities on a separate entity basis. The accounts and transactions between the divisions have been disclosed as related party transactions.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     CASH AND CASH EQUIVALENTS:

     The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash and cash equivalents. Cash includes currency on hand and demand deposits with high quality institutions. At various times throughout the year, the Company maintains cash balances in excess of FDIC limits.

     FAIR VALUE OF FINANCIAL INSTRUMENTS:

     At  December  31,  1996  and  1995,   the  carrying  value  of  financial
     instruments such as cash and cash equivalents, trade receivables and trade payables approximates fair value.

     INVENTORIES:

     Inventories are stated at the lower of cost or market and consists predominantly of finished goods available for sale. Cost is determined on the average cost method.

     PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are recorded at cost and are depreciated by either the straight-line or double-declining balance method over their estimated useful lives. Costs of major additions and betterments are capitalized; maintenance and repairs which do not improve or extend the life of respective assets are charged to operations as incurred. When an asset is sold or otherwise disposed of, the cost of the property and the related accumulated depreciation are removed from the respective accounts, and any resulting gains or losses are reflected in income.

     LONG-LIVED ASSET IMPAIRMENT:

     Effective January 1, 1996, the Corporation adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The provisions of SFAS 121 require the Company to review its long-lived assets for impairment on an exception basis whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, then the loss is recognized in the income statement. The adoption of SFAS 121 did not have an effect on the Company's financial statements.

     REVENUE RECOGNITION:

     Revenue on the sale of orthotic and prosthetic devices is recorded when the device is accepted by the patient.

     CREDIT RISK:

     The Company primarily provides customized devices or services throughout the north-central region of Ohio and is reimbursed by the patients' third-party insurers or governmentally funded health insurance programs such as Medicaid, Medicare, and U.S. Veteran Administration. The accounts receivable are not collateralized. The ability of the Company's debtors to meet their obligations is dependent upon the financial stability of the insurers of the Company's customers and future legislation and regulatory actions. Additionally, the Company maintains reserves for potential losses.

     INCOME TAXES:

     The Corporation elected to be taxed pursuant to Subchapter "S" of the Internal Revenue Code. Accordingly, federal and state income taxes or credits accrue directly to the shareholders.

     USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3.   RELATED PARTY TRANSACTIONS:

     In the ordinary course of business, the Company purchases certain products from the Corporation's wholesale division. These purchases amounted to approximately $332,047 and $273,960 in 1996 and 1995, respectively. The Company's payable to the wholesale division at December 31, 1996 and 1995 was $37,000 and $83,000, respectively. Management believes these transactions were under terms no less favorable to the Company than those arranged with other parties.

     Two of the Company's locations are leased from a shareholder of the Corporation for a total of $9,300 per month.

4.   COMMITMENTS AND CONTINGENCIES:

     The Company leases buildings at three retail locations and a corporate location as well as leases one automobile. The future minimum payments under lease commitments as of December 31, 1996 are as follows:

                 1997                              $ 128,426
                 1998                                131,247
                 1999                                108,000
                 2000                                108,000
                 2001                                 54,000
                                                   ---------
                                                   $ 529,673
                                                   =========

     The Company's total rental expense was approximately $163,000 in 1996 and $138,000 in 1995.

5.   RETIREMENT PLAN:

     The Corporation has a 401(k) plan (the "Plan") which is offered to all employees with over one year of service. The Plan provides, at the discretion of management, an amount not to exceed 25% of the first 6% contributed by the eligible employees each year. The Company's matching contributions to the plan were approximately $12,000 and $16,000 for the years ended December 31, 1996 and 1995, respectively.

6.   SUBSEQUENT EVENT:

     On April 1, 1997, the Corporation sold certain assets and liabilities of the Company for $5.2 million to Hanger Orthopedic Group, Inc.

                         HANGER ORTHOPEDIC GROUP, INC.
            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated statement of operations for the three months ended March 31, 1997 and the unaudited pro forma consolidated balance sheets as of March 31, 1997 and December 31, 1996 are based on the historical financial assets and assumption of certain liabilities of the retail division of ACOR Orthopaedic, Inc. ("ACOR"). The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 is based on the historical financial statements of Hanger, adjusted to give the effect to the acquisitions of certain assets and assumption of certain liabilities of ACOR and J.E. Hanger, Inc. of Georgia ("JEH"), a company that was acquired on November 1, 1996.

     The unaudited pro forma consolidated statement of operations for the three months ended March 31, 1997 has been prepared assuming the ACOR acquisition occurred as of January 1, 1997. The unaudited pro forma consolidated statement of operations for th year ended December 31, 1996 has been prepared assuming the ACOR and JEH acquisitions occurred as of January 1, 1996. The unaudited pro forma consolidated balance sheets as of March 31, 1997 and December 31, 1996 have been prepared assuming that the ACOR acquisition occurred on March 31, 1997 and December 31, 1996, respectively. The acquisition and related adjustments are described in the notes thereto.

     The unaudited pro forma consolidated financial statements of operations do not purport to represent what the Company's results of operations would actually have been had the transactions in fact occurred on the aforementioned date, or to project the Company's results of operations for any future period. The consolidated pro forma financial information does not give effect to any matters other than those described in the notes thereto.

      Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997

                                                       Historical
                                         -----------------------------------
                                          Hanger                   ACOR                  Acquisition
                                          Orthopedic               Retail                Pro Forma
                                          Group, Inc. (a)          Division  (a)         Adjustments           Pro Forma (d)
                                         -----------------       ---------------        --------------        ---------------
ASSETS
Current Assets:
      Cash and cash equivalents           $   6,720,021           $   431,563           ($3,931,563) (b)/(c)   $   3,220,021
      Accounts receivable                    24,528,348               870,027                                     25,398,375
      Inventory                              15,650,023               663,650                     0               16,313,673
      Prepaids and other assets               2,756,664                13,529                                      2,770,193
      Deferred income taxes                   3,159,280                     0                                      3,159,280
                                          --------------          ------------          ------------           --------------

Total Current Assets                         52,814,336             1,978,769            (3,931,563)              50,861,542
                                          --------------          ------------          ------------           --------------

      Property, plant & equipment, net       17,287,656                83,322                     0               17,370,978

      Intangible assets, net                 67,081,267                     0             4,036,093  (c)          71,117,360

      Other assets                              975,083                 1,264                                        976,347
                                          --------------          ------------          ------------           --------------

Total Assets                              $ 138,158,342           $ 2,063,355           $   104,530            $ 140,326,227
                                          ==============          ============          ============           ==============

LIABILITIES
Current Liabilities
      Current portion of long-term debt   $   6,052,939           $         0           $   888,461  (c)      $    6,941,400
      Accounts payable                        2,834,080               263,613                                      3,097,693
      Accrued expenses and other             15,102,741               118,092               (65,750) (b)          15,155,083
                                          --------------          ------------          ------------           --------------

Total Current Liabilities                    23,989,760               381,705               822,711               25,194,176
                                          --------------          ------------          ------------           --------------

      Long-term debt                         68,815,270                     0               963,469  (c)          69,778,739
      Deferred income taxes                   2,377,627                     0                                      2,377,627
      Other liabilites                        2,544,850                     0                                      2,544,850
                                          --------------          ------------          ------------           --------------

Total Liabilities                            97,727,507               381,705             1,786,180               99,895,392
                                          --------------          ------------          ------------           --------------

STOCKHOLDERS' EQUITY
      Common Stock                               94,938                     0                                         94,938
      Additional paid in capital             41,087,021                     0                                     41,087,021
      Retained Earnings
        (Accumulated Deficit)                   (95,562)            1,681,650            (1,681,650) (b)/(c)         (95,562)
                                          --------------          ------------          ------------           --------------
                                             41,086,397             1,681,650            (1,681,650)              41,086,397
                                          --------------          ------------          ------------           --------------
      Treasury Stock                           (655,562)                    0                                       (655,562)
                                          --------------          ------------          ------------           --------------

Total Stockholders' Equity                   40,430,835             1,681,650            (1,681,650)              40,430,835
                                          --------------          ------------          ------------           --------------

Total Liabilities and
      Stockholder's Equity                 $138,158,342           $ 2,063,355           $   104,530            $ 140,326,227
                                          ==============          ============          ============           ==============

(a)  Represents historical unaudited balance sheet data as of March 31, 1997.

(b) The pro forma adjustments to cash ($431,563) and accrued expenses and other ($65,750) reflect the elimination of assets / liabilities not acquired / assumed in connection with the transaction.

(c) To record the purchase price in connection with the transaction which comprises $3,500,000 in cash and the issuance of two promissory notes totalling $1,851,930, net of $12,270 discount. The addition of $4,036,093 to intangible assets includes a noncompe agreement valued at $50,000. Goodwill is to be amortized over a forty year period.

(d) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former ACOR shareholders based on a prescribed formula. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

    Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1996

                                                       Historical
                                         -----------------------------------
                                          Hanger                   ACOR                  Acquisition
                                          Orthopedic               Retail                Pro Forma
                                          Group, Inc. (a)          Division  (a)         Adjustments           Pro Forma (e)
                                         -----------------       ---------------        --------------        ---------------
ASSETS
Current Assets:
      Cash and cash equivalents           $   6,572,402           $   153,393             ($153,393)(b)       $    6,572,402
      Accounts receivable                    24,321,872               852,716                                     25,174,588
      Inventory                              15,916,638               641,139                     0               16,557,777
      Prepaids and other assets               1,595,169                13,500                                      1,608,669
      Deferred income taxes                   3,159,280                     0                                      3,159,280
                                          --------------          ------------          ------------           --------------

Total Current Assets                         51,565,361             1,660,748              (153,393)              53,072,716
                                          --------------          ------------          ------------           --------------

      Property, plant & equipment, net       17,299,197                77,102                     0               17,376,299

      Intangible assets, net                 65,151,423                     0             5,803,762 (c)/(d)       70,955,185

      Other assets                              925,446                 1,500                                        926,946
                                          --------------          ------------          ------------           --------------

Total Assets                              $ 134,941,427           $ 1,739,350           $ 5,650,369            $ 142,331,146
                                          ==============          ============          ============           ==============

LIABILITIES
Current Liabilities
      Current portion of long-term debt   $   4,902,572           $         0           $ 6,208,714  (c)/(d)   $  11,111,286
      Accounts payable                    $   4,141,993           $   197,265                                      4,339,258
      Accrued expenses and other             17,021,640                54,715               (34,444) (b)          17,041,911
                                          --------------          ------------          ------------           --------------

Total Current Liabilities                    26,066,205               251,980             6,174,270               32,492,455
                                          --------------          ------------          ------------           --------------

      Long-term debt                         64,297,801                     0               963,469  (c)          65,261,270
      Deferred income taxes                   2,377,627                     0                                      2,377,627
      Other liabilites                        2,465,979                     0                                      2,465,979
                                          --------------          ------------          ------------           --------------

Total Liabilities                            95,207,612               251,980             7,137,739              102,597,331
                                          --------------          ------------          ------------           --------------

STOCKHOLDERS' EQUITY
      Common Stock                               94,492                     0                                         94,492
      Additional paid in capital             41,008,363                     0                                     41,008,363
      Retained Earnings
       (Accumulated Deficit)                   (713,478)            1,487,370            (1,487,370) (b)/(c)        (713,478)
                                          --------------          ------------          ------------           --------------
                                             40,389,377             1,487,370            (1,487,370)              40,389,377
                                          --------------          ------------          ------------           --------------
           Treasury Stock                      (655,562)                    0                    0                  (655,562)
                                          --------------          ------------          ------------           --------------

Total Stockholders' Equity                   39,733,815             1,487,370            (1,487,370)              39,733,815
                                          --------------          ------------          ------------           --------------
Total Liabilities and
  Stockholder's Equity                    $ 134,941,427           $ 1,739,350           $ 5,650,369            $ 142,331,146
                                          ==============          ============          ============           ==============

(a)  Represents historical balance sheet data as of December 31, 1996.

(b) The pro forma adjustments to cash ($153,393) and accrued expenses and other ($34,444) reflect the elimination of assets / liabilities not acquired / assumed in connection with the transaction.

(c) To record the purchase price in connection with the transaction which comprises $3,536,819 in cash and the issuance of two promissory notes totalling $1,851,930, net of discount of $12,270. The addition to intangible assets of $4,020,328 includes a noncompete agreement valued at $50,000. Goodwill is to be amortized over a forty year period.

(d) The proforma adjustments to intangible assets and the current portion of long term debt for $1,783,434 represents the final working capital adjustment paid to the former shareholders of J.E. Hanger, Inc. of Georgia, a company acquired November 1, 1996.

(e) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former ACOR shareholders based on a prescribed formula. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

    Unaudited Pro Forma Consolidated Statement of Operations for the Three
                          Months Ended March 31, 1997

                                                       Historical
                                         -----------------------------------
                                          Hanger                   ACOR                  Acquisition
                                          Orthopedic               Retail                Pro Forma
                                          Group, Inc. (a)          Division  (a)         Adjustments           Pro Forma (h)
                                         -----------------       ---------------        --------------        ---------------
Net Sales                                 $  30,949,614           $ 1,290,580              ($60,523) (b)       $  32,179,671
Cost of Sales                                16,229,929               460,275               (60,523) (b)          16,629,681
                                          --------------          ------------          ------------           --------------
Gross Profit                                 14,719,685               830,305                     0               15,549,990

Selling, general & administrative            10,924,635               632,948                                     11,557,583
Depreciation & amortization                   1,158,817                 3,067                38,559  (c)/(e)       1,200,443
                                          --------------          ------------          ------------           --------------
Income from operations                        2,636,233               194,290               (38,559)               2,791,964

Interest expense                             (1,527,269)                    0              (158,827) (d)/(e)      (1,686,096)
Other expense                                   (43,749)                    0                                        (43,749)
                                          --------------          ------------          ------------           --------------
Income from operations before taxes           1,065,215               194,290              (197,386)               1,062,119

Provision for income taxes                      447,300                     0                (1,210) (e)/(f)         446,090
                                          --------------          ------------          ------------           --------------


Net Income                                     $617,915              $194,290             ($196,176)                $616,029
                                          ==============          ============          ============           ==============

Net Income per share (g):                         $0.06                                                                $0.06
                                          --------------                                                       --------------

Shares used to compute net income
  per share:                                  9,977,853                                                            9,977,853
                                          --------------                                                       --------------

(a)  Represents  the  historical   statement  of  operations  for  the  period
     presented.

(b) The pro forma adjustments to reduce sales ($60,523) and cost of sales ($60,523) reflects the elimination of intercompany sales between the two companies during the period presented.

(c) The adjustment to depreciation and amortization ($27,413) represents the effects of the purchase price allocation. Goodwill is being amortized over forty years.

(d) The adjustment to interest expense ($117,563) represents the effects of new promissory notes issued and additional debt assumed in connection with the transaction.

(e) The adjustment to increase depreciation and amortization ($11,146), increase interest expense ($41,264) and decrease the provision for income taxes ($22,013) represents the effects of the final working capital adjustment paid on March 27, 1997, to the for

(f) The increase in the provision for income taxes of $20,803 is to reflect income taxes as if the Company and ACOR were a C Corporation for the period presented.

(g) Historical and pro forma net income per share, which has been adjusted for preferred stock dividends, is computed by dividing net income by the number of weighted average common and common-equivalent shares outstanding for the period.

(h) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former ACOR shareholders based on a preprescribed formula. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1996

                                       Historical
                             -----------------------------                                              ACOR
                               Hanger         J.E. Hanger,     JEH Acquisition           ACOR        Acquisition
                             Orthopedic       Inc. of GA         Pro Forma              Retail        Pro Forma
                             Group, Inc. (a)     (b)           Adjustments (o)        Division (c)   Adjustments     Pro Forma (o)
                             ---------------  ------------     ---------------        ------------   ------------    --------------
Net Sales                    $66,805,944      $56,140,445                             $5,231,514        ($6,562)(j)   $128,171,341
Cost of Sales                 32,233,373       31,587,270          69,421 (d)/(e)      1,758,246         (6,562)(j)     65,641,748
                             ------------     ------------     -----------            -----------    -----------      -------------
Gross Profit                  34,572,571       24,553,175         (69,421)             3,473,268              0         62,529,593


Selling, general &
  administrative              27,029,315       18,704,852          28,602 (d)/(g)      2,189,600                        47,952,369
Depreciation & amortization    2,848,465        1,602,903         157,990 (e)/(g)/(h)     12,266        108,338 (k)      4,729,962
                             ------------     ------------     -----------            -----------    -----------      -------------
Income from operations         4,694,791        4,245,420        (256,013)             1,271,402       (108,338)         9,847,262

Interest expense              (2,546,561)        (394,650)     (3,639,611)(f)/(h)              0       (440,265)(l)     (7,021,087)
Other income (expense), net     (177,216)         744,236        (509,501)(d)/(f)              0              0             57,519
                             ------------     ------------     -----------            -----------    -----------      -------------
Income from operations
  before taxes and
  extraordinary item           1,971,014        4,595,006      (4,405,125)             1,271,402       (548,603)         2,883,694

Provision for income taxes       889,886           76,966          (1,385)(i)                  0        325,259 (m)      1,290,726

Extraordinary loss on
 early extinguishment of
 debt, net of tax                 83,234                0               0                      0              0             83,234
                             ------------     ------------     -----------            -----------    -----------      -------------

Net Income(loss)                $997,894       $4,518,040     ($4,403,740)            $1,271,402      ($873,862)        $1,509,734
                             ============     ============    ============            ===========    ===========      =============

Net Income per share (n):          $0.11                                                                                     $0.15
                             ------------                                                                             -------------
Shares used to compute net
 income per share:             8,663,161                                                                                 9,979,604
                             ------------                                                                             -------------

(a)  Represents  the  historical   statement  of  operations  for  the  period
     presented. Includes JEH operations from November 1, 1996 through December 31, 1996.

(b) Represents the historical statement of operations for the period January 1, 1996 through October 31, 1996.

(c)  Represents  the  historical   statement  of  operations  for  the  period
     presented.

(d) The pro forma adjustments to reduce cost of sales ($47,279), selling, general and administrative ($56,398) and other income ($439,151) reflects the elimination of income and expenses in connection with assets / liabilities not acquired / assumed.

(e) The reduction in depreciation and amortization of $332,475 and the increase in cost of sales of $116,700 represents the net ten month effect of the purchase price allocation. Goodwill is being amortized over forty years.

(f) The adjustment to interest expense ($3,477,413) and other expense ($70,350) represents the additional ten month effects of new debt agreements and cash utilized in connection with the transaction. The interest expense adjustment includes $89,344 of amort

(g) The adjustments to depreciation and amortization for $445,880 of amortized debt issue costs and selling, general and administrative for $85,000 of loan administative expenses are in connection with the aforementioned debt agreements.

(h) The adjustment to increase depreciation and amortization ($44,585) and interest expense ($162,198) represents the full year effects of the final working capital adjustment paid on March 27, 1997, to the former shareholders of JEH.

(i) To reflect income taxes as if the Company and JEH were a C Corporation for the period presented.

(j) The pro forma adjustments to reduce sales ($6,562) and cost of sales ($6,562) reflects the elimination of intercompany sales between Hanger and ACOR during the period presented.

(k) The adjustment to depreciation and amortization ($108,338) represents the effects of the purchase price allocation. Goodwill is being amortized over forty years.

(l) The adjustment to interest expense ($440,265) represents the effects of new promissory notes issued and additional debt assumed in connection with the transaction.

(m) To reflect income taxes as if the Company and ACOR were a C Corporation for the period presented.

(n) Historical and pro forma net income per share is computed by dividing net income by the number of shares of common stock outstanding for the period. The shares used in the computation of net income per share on a pro forma adjusted basis also includes 1,000,000 shares issued in conjunction with the acquisition of JEH.

(o) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former ACOR shareholders based on a prescribed formula. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.